                                                                    EXHIBIT 99.1

From:                      TROPICAL SPORTSWEAR INT'L CORPORATION
                           4902 West Waters Avenue, Tampa, FL 33634
                           Nasdaq National Market, Symbol: TSIC

Media Contact:             Hannah Arnold (212) 575-4545
                           Linden Alschuler & Kaplan, Inc. Public Relations

Investor Contact:          Robin Cohan, Chief Financial Officer & Treasurer
                           Tropical Sportswear Int'l Corporation (813) 249-4900

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                              FOR IMMEDIATE RELEASE

                Tropical Sportswear Int'l Common Stock Delisting

     Tampa,  FL,  December  23,  2004 - Tropical  Sportswear  Int'l  Corporation
(Nasdaq:TSIC) ("TSI"), today announced it had received notice yesterday from the staff of the NASDAQ Stock Market stating that the Company's  securities  will be delisted from the NASDAQ Stock Market at the opening of business on December 31,
2004, in accordance with Marketplace Rules 4300 and 4450(f).

     On December 16, 2004,  TSI and certain of its domestic  subsidiaries  filed voluntary  petitions for relief under Chapter 11 of the United States Bankruptcy
Code in the United States  Bankruptcy  Court for the Middle District of Florida.
As a result of these  proceedings,  the  Company  has  elected not to appeal the
NASDAQ's decision,  and as such,  anticipates that the NASDAQ will promptly file an  application  with the  Securities  and  Exchange  Commission  to remove  the
Company's  stock from  listing and  registration.

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     This press release contains forward-looking  statements,  which are subject to the safe harbor created by the Private  Securities  Litigation  Reform Act of
1995.  Management  cautions  that these  statements  represent  projections  and estimates of future performance and involve certain risks and uncertainties. The
Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of factors including, without limitation, the ability of the Company to successfully: operate pursuant to the terms of the
DIP financing;  fund its working capital needs through the expiration of the DIP financing and  thereafter;  complete the Chapter 11 process in a timely  manner;
continue to operate in the ordinary course and manage its relationship  with its creditors,  lenders,  noteholders,  vendors,  employees and customers  given the
Company's financial condition; limit the amount of time the Company's management and  officers  devote to  restructuring  in order to also  allow them to run the business and retain a number of its key managers and  employees;  and other risk factors listed from time to time in the Company's reports  (including its Annual
Report on Form 10-K) filed with the U.S. Securities and Exchange Commission.  In addition,  the  estimated  financial  results for any period do not  necessarily indicate the results that may be expected for any future period, and the Company assumes no obligation to update them.